Exhibit 99.1

Powerwave Technologies Reports Second Quarter Results

SANTA ANA, Calif.--(BUSINESS WIRE)--August 4, 2011--Powerwave Technologies, Inc. (Nasdaq:PWAV), a global supplier of end-to-end wireless solutions for wireless communications networks, today reported preliminary results for its second quarter ended July 3, 2011.

Net sales in the second quarter of fiscal 2011 were $170.6 million, compared with $144.6 million in the second quarter of fiscal 2010. Powerwave also reported second quarter GAAP net income of $7.0 million, which includes $1.9 million of non-cash equity based compensation expense and $0.7 million of non-cash debt discount amortization associated with certain outstanding debt. For the second quarter of 2011, the net income equates to basic and diluted earnings per share of 4 cents. This compares with net income of $0.2 million, or basic and diluted earnings per share of 0 cents in the prior year period. For the second quarter of fiscal 2011, excluding the debt discount amortization and the non-cash equity based compensation expenses, on a pro forma basis, Powerwave would have reported net income of $9.2 million, or basic and diluted earnings per share of 5 cents.

For the first six months of fiscal 2011, total revenue was $307.3 million compared with $259.1 million for the first six months of fiscal 2010. Powerwave reported total net income for the first six months of 2011 of $0.1 million, or basic and diluted earnings per share of 0 cents, compared with a net loss of $10.6 million, or a basic loss per share of 8 cents for the first six months of fiscal 2010. The results for the first six months of 2011 include a total of $3.9 million of non-cash equity based compensation expenses and $1.4 million of non-cash debt discount amortization, and the results for the first six months of 2010 included $1.3 million of restructuring and impairment charges, $1.7 million of non-cash equity based compensation expenses and $1.6 million of non-cash debt discount amortization net of a gain on the exchange of outstanding long-term debt.

“For the second quarter, we were able to grow our revenues by 25% sequentially from the first quarter of this year, and by 18% when compared to the same period last year,” stated Ronald Buschur, president and chief executive officer of Powerwave Technologies. “In addition, we were able to show improvement in our gross margins during the quarter while continuing to control our operating expenses, thereby driving strong profitability on both a GAAP and pro forma basis for the second quarter. While we are concerned about global macro economic issues, we continue to believe that we have positioned Powerwave to be in an excellent position from which to build upon and capture both the short-term and long-term growth opportunities that are in the global wireless infrastructure marketplace.”

Summary of Significant Items Impacting the Second Quarter

During the second quarter of 2011, we incurred approximately $1.9 million of non-cash equity based compensation expense, as well as $0.7 million of non-cash debt discount amortization related to our outstanding 1.875% Convertible Subordinated Notes due 2024 pursuant to FASB Accounting Standards Codification (ASC) Topic 470-20, which is included in interest expense for the quarter.

During the second quarter of 2010, the Company repurchased a total of $3 million par value of its 1.875% Convertible Subordinated Notes due 2024, resulting in a gain of $0.1 million.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended July 3, 2011 and July 4, 2010. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the fully diluted shares outstanding for each respective period were used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	July 3, 2011	July 4, 2010

Restructuring and impairment charges	--	($0.01)
Non-cash ASC Topic 718 compensation charge	($0.01)	($0.01)
Debt discount amortization	($0.01)	($0.01)

Total per share impact	($0.01)*	($0.02)*

(Note: * this amount is rounded to the nearest whole cent.)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the second quarter of 2011 versus the second quarter of 2010, on a GAAP and pro forma basis.

	Three Months Ended
	(unaudited)
	July 3, 2011	July 4, 2010

GAAP reported gross margin %	28.0%	29.0%
Add: Pro Forma adjustments
Non-cash ASC Topic 718 compensation charge	0.1%	0.1%
Restructuring and impairment charges	-	0.5%
Pro Forma gross margin %	28.1%	29.6%

Second Quarter 2011 Revenue Summary

In the second quarter of 2011, total Americas revenue was $80.2 million or approximately 47 percent of revenue, compared with $52.5 million or approximately 36 percent of revenue in the second quarter of 2010. Total sales to customers based in the Asia Pacific region accounted for approximately 25 percent of revenue or $41.8 million in the second quarter of 2011, compared with 34 percent of revenue or $48.5 million in the second quarter of 2010. Total Europe, Africa and Middle East revenue in the second quarter of 2011 was $48.6 million or approximately 28 percent of revenue, compared with $43.6 million or approximately 30 percent of revenue in the second quarter of 2010.

Sales of products within the antenna systems group totaled $76.0 million or 45 percent of total revenue, sales of products in the base station systems group totaled $77.6 million or 45 percent of revenue and revenue from the coverage solutions group totaled $17.0 million or 10 percent of revenue in the second quarter of 2011.

In the second quarter of 2011, Powerwave’s largest customer was one of our North American resellers, which accounted for approximately 28 percent of revenue. In terms of customer profile, total OEM sales accounted for approximately 29 percent of total revenue, and total direct and operator sales accounted for approximately 71 percent of revenue.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 40 percent of total revenue, 3G standards accounted for approximately 35 percent of total revenue and 4G standards accounted for approximately 25 percent of total revenue during the second quarter of 2011.

Balance Sheet

At July 3, 2011, Powerwave had total cash and cash equivalents of $49.7 million, which includes restricted cash of $1.0 million. Total net inventories were $69.7 million, and net accounts receivable were $213.5 million.

Debt Refinancing

On July 20, 2011, Powerwave announced a refinancing of a portion of its outstanding debt with the funds raised from the private placement of $100 million of 2.75% Convertible Senior Subordinated Notes due 2041. Concurrent with the private placement of these new notes, Powerwave repurchased $42.6 million in aggregate principal amount of its outstanding 1.875% Convertible Subordinated Notes due 2024, leaving approximately $15.3 million in principal amount of its 1.875% Convertible Subordinated Notes outstanding. In addition, Powerwave utilized approximately $25 million of the proceeds from the issuance of the new notes to repurchase a total of 11.2 million shares of its common stock. These transactions closed on July 26, 2011.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes restructuring and impairment charges related to the consolidation of our manufacturing and engineering facilities as well as severance costs related to facility closures and personnel reductions. In addition, excluded is the non-cash amortization of the debt discount associated with certain of our debt. Also excluded are the non-cash equity compensation expenses related to ASC Topic 718 as well as gains on the exchange of a portion of the Company’s outstanding long-term debt. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, and the amortization of the debt discount is a non-cash expense, the gain on the exchange of long-term debt will not impact future operating results and the equity compensation expenses are also non-cash expenses.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the second quarter ended July 3, 2011.

Conference Call

Powerwave is providing a simultaneous webcast and live dial-in number of its second quarter fiscal 2011 financial results conference call on Thursday, August 4, 2011 at 2:00 pm Pacific time. To access the audio webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q2 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 614-4909 and enter reservation number 37398062. A replay of the webcast will be available beginning approximately 3 hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 pm Pacific time on August 4, 2011 through August 11, 2011 by calling (617) 801-6888 and entering reservation number 56294125.

Forward-Looking Statements

The foregoing statements regarding long-term growth opportunities within the wireless communications infrastructure market and Powerwave’s ability to build upon and capitalize on such opportunities are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. The forward-looking statements contained in this press release are based on information available to Powerwave as of the date of this press release and management’s views and assumptions regarding future events and business performance as of the date of this press release and are subject to risks and uncertainties which could cause the outcome of future events, including our actual results, to differ materially from those assumed, intended, projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to increase sales; our reliance on a limited number of customers; our ability to control operating costs; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G, 2.5G, 3G and 4G networks; macroeconomic factors that may negatively influence demand for wireless communications infrastructure and thereby reduce demand for our products; future consolidation of our customers may reduce demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; our ability to generate positive cash flow; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; component shortages or difficulties in obtaining components in the quantities required to meet customer demands may cause us to miss revenue targets and or lose customers to competitors; we are not able to increase our prices to cover our exposure to raw material and freight price increases; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. Additional risks and uncertainties include those described in Powerwave’s Form 10-K, for the fiscal year ended January 2, 2011, and its Form 10-Q for the quarterly period ended April 3, 2011, both of which were filed with the Securities and Exchange Commission, and other risks and uncertainties detailed from time to time in Powerwave’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that Powerwave faces. Powerwave expressly disclaims any intent or obligation to update any forward looking statements, whether as a result of new information, future events or otherwise, after the date of this press release to conform such statements to actual results or to changes in our opinions or expectations except as required by applicable law or rules of the NASDAQ Stock Market.

UNAUDITED - PRELIMINARY
POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2011	2010	2011	2010
Net sales	$170,641	$144,580	$307,265	$259,053
Cost of sales:
Cost of goods	122,849	101,886	223,613	186,527
Restructuring and impairment charges	-	705	-	726
Total cost of sales	122,849	102,591	223,613	187,253

Gross profit	47,792	41,989	83,652	71,800

Operating expenses:
Sales and marketing	8,015	8,362	17,151	17,758
Research and development	15,748	15,685	32,351	29,961
General and administrative	11,332	11,302	23,323	22,576
Restructuring and impairment charges	41	214	42	560
Total operating expenses	35,136	35,563	72,867	70,855

Operating income	12,656	6,426	10,785	945

Other income (expense), net	(4,155)	(4,564)	(6,836)	(8,137)

Income (loss) before income taxes	8,501	1,862	3,949	(7,192)
Income tax provision	1,480	1,638	3,903	3,402
Net income (loss)	$7,021	$224	$46	$(10,594)

Net earnings (loss) per share:
- basic:	$0.04	$0.00	$0.00	$(0.08)
- diluted: [1]	$0.04	$0.00	$0.00	$(0.08)

Weighted average common shares used in computing per share amounts:
- basic:	169,152	132,609	168,979	132,516
- diluted:	173,550	135,340	173,437	132,516

[1] The diluted earnings and loss per share does not include an add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible subordinated notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC.
PERCENTAGE OF NET SALES

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	July 3,	July 4,	July 3,	July 4,
	2011	2010	2011	2010
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Cost of goods	72.0	70.5	72.8	72.0
Restructuring and impairment charges	-	0.5	-	0.3
Total cost of sales	72.0	71.0	72.8	72.3

Gross profit	28.0	29.0	27.2	27.7

Operating expenses:
Sales and marketing	4.7	5.8	5.6	6.9
Research and development	9.2	10.8	10.5	11.6
General and administrative	6.7	7.8	7.6	8.7
Restructuring and impairment charges	0.0	0.2	0.0	0.1
Total operating expenses	20.6	24.6	23.7	27.3

Operating income	7.4	4.4	3.5	0.4

Other income (expense), net	(2.4)	(3.1)	(2.2)	(3.2)

Income (loss) before income taxes	5.0	1.3	1.3	(2.8)
Income tax provision	0.9	1.1	1.3	1.3
Net income (loss)	4.1%	0.2%	0.0%	(4.1%)

POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF PRO FORMA RESULTS
(In thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	(Unaudited)				(Unaudited)
				Pro Forma				Pro Forma
	July 3,			July 3,	July 3,			July 3,
	2011	Adjustments		2011	2011	Adjustments		2011
Net sales	$170,641	-		$170,641	$307,265	-		$307,265
Cost of sales:
Cost of goods sold	122,849	(199)	[1]	122,650	223,613	(409)	[1]	223,204
Total cost of sales	122,849	(199)		122,650	223,613	(409)		223,204
Gross profit	47,792	199		47,991	83,652	409		84,061

Operating expenses:
Sales and marketing	8,015	(159)	[1]	7,856	17,151	(284)		16,867
Research and development	15,748	(403)	[1]	15,345	32,351	(849)		31,502
General and administrative	11,332	(1,144)	[1]	10,188	23,323	(2,401)		20,922
Restructuring and impairment charges	41	(41)	[2]	-	42	(42)	[2]	-
Total operating expenses	35,136	(1,747)		33,389	72,867	(3,576)		69,291
Operating income	12,656	1,946		14,602	10,785	3,985		14,770

Other income (expense), net	(4,155)	724	[3]	(3,431)	(6,836)	1,435	[3]	(5,401)

Income before income taxes	8,501	2,670		11,171	3,949	5,420		9,369
Income tax provision (benefit)	1,480	475	[4]	1,955	3,903	(2,128)	[4]	1,775
Net income	$7,021	2,195		$9,216	$46	7,548		$7,594

Net earnings per share:
- basic:	$0.04			$0.05	$0.00			$0.04
- diluted:[5]	$0.04			$0.05	$0.00			$0.04

Weighted average common shares used in computing per share amounts:
- basic:	169,152			169,152	168,979			168,979
- diluted:	173,550			173,550	173,437			173,437

[1] This represents the equity compensation expense allocation pursuant to ASC Topic 718.
[2] This cost includes restructuring and impairment charges related to the current restructuring plans included in operating expenses.
[3] This represents the amortization of the non-cash debt discount on outstanding debt during the fiscal period.

[4] This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax rate of 17.5% for the second quarter of 2011 period and an assumed effective income tax rate of approximately 19% for the first six months of 2011.

[5] Diluted earnings per share do not include the add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 3,	January 2,
	2011	2011
	(unaudited) [1]	(see note) [2]
ASSETS:

Cash and cash equivalents	$48,763	$61,601
Restricted cash	985	930
Accounts receivable, net	213,512	186,960
Inventories, net	69,664	50,417
Property, plant and equipment, net	74,296	76,276
Other assets	59,359	49,400
Total assets	$466,579	$425,584

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$147,333	$112,906
Current portion of long-term debt	15,008	55,371
Long-term debt	191,798	150,000
Accrued expenses and other liabilities	41,133	46,028
Total shareholders' equity	71,307	61,279
Total liabilities and shareholders’ equity	$466,579	$425,584

[1] July 3, 2011 balances are preliminary and subject to reclassification adjustments.
[2] January 2, 2011 balances were derived from the audited consolidated financial statements.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608